                                                                   Exhibit 10.21


                            CARDSERVICE INTERNATIONAL

                               MERCHANT AGREEMENT

This Agreement ("Agreement") is entered into by and between the undersigned MERCHANT ("Merchant"), FIRST NATIONAL BANK OF CENTRAL FLORIDA, in Longwood, Florida, FDIC insured ("Acquirer") represented by its Registered Agent, CARDSERVICE INTERNATIONAL, INC. ("CSI") an Independent Sales Organization and Merchant Services Provider for Acquirer. The guarantor(s) signing this Agreement is also a party as a continuing guarantor(s) pursuant to paragraph 3.14. To the maximum degree permitted by law and by Visa and MasterCard rules and regulations, it is the intention of the parties that the rights of Acquirer set forth in this Agreement or arising from this Agreement, may be exercised by CSI. Merchant, CSI and Acquirer make this Agreement in consideration of the mutual covenants set forth herein.

This Agreement shall not be effective until it, and the Merchant's Application, are approved by Acquirer. Therefore, CSI's field agent's signature hereon constitutes only an offer made on behalf of, and is contingent upon approval by Acquirer and CSI. This offer shall automatically expire after thirty (30) days unless both Merchant and CSI's corporate office have also signed this Agreement. If Merchant reasonably anticipates that it will have sales volume in excess of $10,000 per month in combined Visa and MasterCard transactions, Merchant at the request of Acquirer and CSI, shall submit its current financial statement with this Agreement and it shall be one of the factors on which acceptance of this Agreement shall be conditioned. Merchant acknowledges that this Agreement is premised upon Merchant having a floor limit of ZERO dollars.

By entering into this Agreement, Merchant agrees to comply with and be subject to, all Visa and MasterCard rules and regulations as they may exist from time to time, including but not limited to chargeback procedures and the resolution of any disputes relating thereto. Any violation of Visa and MasterCard rules and regulations by Merchant shall constitute a breach of this Agreement and may, at the option of Acquirer and CSI, be grounds for terminating this Agreement.

ARTICLE 1 - 1.01 HONORING CARDS

         (a) Merchant shall honor, in accordance with the terms and conditions of this Agreement and in accordance with all Visa and MasterCard rules and regulations in existence at the time of the transaction, without discrimination, all valid Visa and MasterCard credit cards ("Cards") when properly presented as payment by Merchant's customers ("Cardholder") in connection with bona fide, legal business transactions. If Merchant does not transact business with the general public, e.g. a private club, Merchant shall be deemed to have complied with this non-discrimination rule if it honors all valid Cards of Cardholders who have purchasing privileges or memberships with Merchant.

         (b) Merchant shall not, through an increase in price or otherwise, impose a surcharge on a Cardholder who elects to use a Card in lieu of payment by cash, check or similar means. Merchant may offer discounts for the purpose of inducing payment by cash, check or other means not involving the use of a Card provided that the discount is offered to all prospective buyers.

         (c) Merchant shall not establish minimum or maximum transaction amounts.

ARTICLE 1 - 1.02 ADVERTISING

         (a) Merchant shall display any advertising or promotional materials provided by Acquirer and CSI so as to be readily visible to Merchant's customers. This material will be designed to inform the public that Cards will be honored at Merchant's place of business. Merchants that do not deal with the general public, as well as companies subject to government regulation prohibiting such advertising or promotion or other Merchants expressly exempted by MasterCard International, Inc. ("MasterCard") or Visa U.S.A., Inc. ("Visa") are excluded from this advertising display requirement.

         (b) Merchant shall not display or use advertising or promotional materials which suggest, implicitly or explicitly that Merchant only honors Cards issued by Acquirer.

         (c) Merchant shall have the right to use or display the proprietary names and symbols associated with Cards only while this Agreement is in effect or until Merchant is notified by Acquirer and CSI, MasterCard or Visa to stop such usage.

         (d) Merchant shall only use the proprietary names and symbols associated with Cards to indicate that Cards are accepted for payment and shall not indicate, directly or indirectly, that Acquirer and CSI, MasterCard or Visa endorses Merchant's products or services.

ARTICLE 1 - 1.03 CARD EXAMINATION AND CARD RECOVERY

Before accepting any card, Merchant shall:

         (a) Check the date on which the Card becomes valid and the date on which the card expires. Merchant shall not accept any card that is not yet valid or that has expired; and

         (b) Examine the signature on each Cardholder's Card. Merchant shall not honor any Card when the signature on the sales draft does not correspond to the signature on the Card.

         (c) Merchant shall not record such personal Cardholder information, such as home or business telephone number, a home or business address, driver's license, or other such identification onto the sales draft unless such information is required under specific circumstances included in Visa of MasterCard rules and regulations. Should Merchant believe that this identification information is necessary, this information may be recorded onto a separate sales invoice.

         (d) Examine all Card security features such as, by way of example only, a hologram included on the Card. Merchant shall use its best efforts to retain, by reasonable and peaceful means, any Card which appears to be counterfeit, fraudulent or stolen when:

                  (i) Merchant is directed to do so by Acquirer and CSI's designated authorization center; or

                  (ii) Merchant has, or shall have, reasonable grounds to believe that a Card is counterfeit, fraudulent, or stolen.

                  Merchant's obligation to retain or recover a Card does not authorize Merchant to commit any breach of the peace or to cause any injury to persons or property and Merchant in fact agrees not to commit any such breach of the peace or to cause any injury to persons and/or property.

ARTICLE 1 - 1.04 PRIOR AUTHORIZATION

Prior to accepting Card for payment, Merchant shall use due diligence to verify that Cardholder is authorized to use the Card presented and that such Card is genuine.

         (a) In addition to the requirements set forth elsewhere in this Agreement, as part of Merchant's due diligence, Merchant shall obtain prior authorization for every transaction processed through Merchant's electronic terminal or, if such authorization is not reasonably possible, then authorization shall be obtained by telephone. Merchant shall follow all instructions received in the authorization process. After receiving authorization, Merchant may consummate only the transaction authorized and must post the authorization number on the sales draft. Whenever authorization is obtained by a method other than through the electronic terminal, the Merchant shall execute a sales draft with the Cardholder's signature and the credit card information imprinted on to the draft.

         (b) Obtaining authorization shall not, by itself, satisfy Merchant's obligation to exercise due diligence. Neither shall authorization constitute a waiver by Acquirer and CSI of any other procedures required of Merchant by this Agreement or any Visa or MasterCard rules or regulations. Authorization shall not validate a transaction which would otherwise be invalid. Authorization shall not validate a transaction involving the use of an expired card or a transaction wherein Cardholder's signature does not match or has not been authorized by Cardholder. Merchant shall remain duly liable for any chargeback and fees relating to an invalid transaction, whether or not prior authorization was obtained.

ARTICLE 1 - 1.05  DELIVERY OF COPY SALES DRAFT

Merchant shall deliver a true and complete copy of the sales draft, credit draft or other transaction memorandum to the Cardholder at the time of the transaction.

ARTICLE 1 - 1.06  ENTRY AND PRESENTMENT OF TRANSACTION

Merchant shall transmit a daily batch to Acquirer and CSI containing all sales data relevant to electronic transactions, except that:

         (a) When authorization is obtained by telephone, Merchant shall enter the data obtained from the Cardholder Authorization Center onto a manually imprinted sales draft and forthwith transmit this data into its electronic terminal. The transaction shall be communicated to Acquirer and CSI in such form as Acquirer and CSI may from time to time specify or as may be required under any applicable law, rules or regulations.

         (b) Merchant shall present no sales data until the goods have been shipped or the services performed and Merchant has otherwise performed all of its principal obligations to the Cardholder in connection with the transaction. If Acquirer and CSI request a copy of such sales draft, credit draft or other transaction memorandum or evidence, Merchant shall provide Acquirer and CSI with said copy, no later then three calendar days from the date of request.

ARTICLE 1 - 1.07  MULTIPLE TRANSACTION RECORDS; PARTIAL CONSIDERATION

Merchant shall include on one transaction record the entire amount due for each transaction, unless:

         (a) The Cardholder pays the balance of the amount due at the time of transaction in cash, or by check; or

         (b) All or some goods or services are to be delivered or performed at a later date and Cardholder signs the separate sales drafts, one of which represents a deposit and the second of which represents payments of the balance and the "balance" sales draft is completed only upon delivery of goods or performance of the services. In such case, Merchant agrees:

                  (i) to note on the sales draft the words "deposit" or "balance", as appropriate; and

                  (ii) not to present the "balance" sales draft until all goods are delivered or all services are performed.


         (c) In accordance with Visa and MasterCard regulations, Merchant shall not divide a single transaction. By way of example only, a single transaction shall not be divided into two (2) or more smaller transactions.

ARTICLE 1 - 1.08  TELEPHONE ORDERS, MAIL ORDERS AND PREAUTHORIZED ORDERS

         (a) If a Card transaction is made in such a manner that the credit card is not present at the time of the transaction as, by way of example, a telephone order ("TO"), or mail order ("MO"), or preauthorized order ("PO"), the sales draft may be completed without a Cardholder's signature or a Card imprint. In such case, however, Merchant agrees:

         (i) to print legibly on the sales draft sufficient information to identify Merchant and the Cardholder, including all embossed information on Card, including but not limited to Merchant's name and address, Cardholder's name and any other names which appear on the Card, Cardholder's account number, expiration date and any effective date on the Card; and

         (ii) to print legibly on the signature line of the sales draft the letters "TO", "MO", or "PO", as appropriate; and

         (iii) in the case of a preauthroized order, to require Cardholder to execute and deliver to Merchant a written preauthorization, which Merchant must retain and make available to Acquirer upon request; and

         (iv) not to deliver goods or perform services covered by a preauthorization after being notified that the preauthorization has been canceled, declined or that the Card is not to be accepted.

         (b) In any non-imprinted transaction, either manual or electronic, Merchant acts solely at its own risk and shall waive the right to dispute any chargeback arising from a failure to produce to Acquirer an imprinted draft.

ARTICLE 1 - 1.09  PREAUTHORIZED LODGING AND VEHICLE RENTAL TRANSACTIONS

Regardless of the terms and conditions of any written preauthorization form, the sales draft amount of any lodging or vehicle rental transaction which has been preauthorized shall include only that portion of the transaction, including any applicable taxes, evidencing a bona fide renting of real or personal property by Merchant to a Cardholder and shall not include any consequential charges. Nothing herein is intended to restrict Merchant from enforcing the terms and conditions of its preauthorization form through means other than a Card transaction.

ARTICLE 1 - 1.10  RETURNS AND ADJUSTMENTS; CREDIT DRAFTS

         (a) If Merchant has a policy of permitting refunds, exchanges, returns or adjustments for cash customers, Merchant shall maintain the same policy for persons making purchases through use of a Card. However, Merchant may restrict its refund or return policy as to any Card transaction if Merchant discloses such policy to Cardholder in writing before obtaining Cardholder's signature. Disclosure may be made by printing on appropriate notice (such as "No Refunds or Exchanges") on all copies of the sales draft.

         (b) Except as provided above, if Merchant accepts any goods for return, any services are terminated or canceled; or Merchant allows any price adjustment (other than involuntary refunds required by applicable airline or other tariffs or otherwise by law), then Merchant shall not make any cash refund. Instead, Merchant shall electronically complete and transmit promptly to Acquirer the credit data evidencing the refund or adjustment, and deliver to the Cardholder a true and complete copy of the credit draft at the time the refund or adjustment is made, together with the date and amount of the credit, in sufficient detail to identify the transaction. Merchant shall imprint or legibly reproduce on each credit draft the embossed information from the Card and from Merchant's imprinter. The amount on the credit draft may not exceed the amount of the original transaction as reflected on the sales draft.

         (c) IN CONJUNCTION WITH EACH CREDIT TRANSACTION, MERCHANT SHALL HAVE SUFFICIENT FUNDS AVAILABLE TO ACQUIRER TO COVER THE AMOUNT OF SUCH TRANSACTION, AND ANY RELATED FEES.

ARTICLE 1 - 1.11  CASH PAYMENTS

Merchant shall not receive any payments from a Cardholder for charges included on any transaction resulting from use of any Card. Neither shall Merchant receive any payments from a Cardholder to prepare and present a credit draft for the purpose of effecting a deposit to the Cardholder's account.

ARTICLE 1 - 1.12  CASH ADVANCES

Merchant shall not use at its location or through its electronic terminal, Merchant's own credit card or any credit card which Merchant is authorized to use, such use is deemed A Cash Advance. Cash Advances are prohibited and can result in immediate termination and addition to the Combined Terminated Merchant file.

ARTICLE 1 - 1.13  REFINANCING EXISTING DEBT

Merchant shall not process any transaction representing the refinancing of an existing obligation of a Cardholder including, but not limited to, obligations:

         (a) Previously owed Merchant except where the refinancing results from a conversion of Merchant's existing credit program to a MasterCard or Visa program and appropriate documentation is provided to Acquirer and CSI.

         (b) Arising from the dishonor of a Cardholder's personal check; or

         (c) Representing the collection of any other pre-existing indebtedness.

ARTICLE 1 - 1.14  RELEASE OF CARDHOLDER ACCOUNT INFORMATION

Unless required by law, Merchant shall not, under any circumstances, sell, purchase, provide or otherwise disclose Cardholder's account information or other Cardholder's personal information to anyone except Issuer or Acquirer and CSI.

ARTICLE 1 - 1.15  PURGED TRANSACTIONS

Merchant acknowledges that batches or transactions that are not closed and transmitted within forty-five (45) days shall be automatically purged and erased from the processing system and are not recoverable. Merchant shall indemnify and hold harmless Acquirer and CSI for any and all loss sustained by Merchant for said purged transactions.

ARTICLE 1 - 1.16  MONTHLY VOLUME AND AVERAGE TICKET

In so far as Merchant represents that it reasonably anticipates a monthly Card sales volume and an average ticket amount as set forth at the end of this Agreement, any monthly volume in excess of stated volume will cause the account to be reviewed and may result in the possible interruption of service and/or the delay of transmission of funds.

                 ARTICLE 2 - PRESENTMENT, PAYMENT AND CHARGEBACK

ARTICLE 2 - 2.01  TRANSMISSION OF DATA

Instead of depositing paper sales or credit drafts with Acquirer, Merchant shall transmit all sales data and credit data to Acquirer and CSI by means of magnetic tape or electronic data. "Sales data" refers to information transmitted by Merchant which is contained in a sales draft or the electronic or magnetic tape record that is the equivalent of such a sales draft. "Credit data" refers to the information transmitted by Merchant contained in a credit draft or the electronic or magnetic tape record that is the equivalent of such a credit draft. All data ("Transaction Records") transmitted shall be in medium, form and format approved in advance by Acquirer and CSI and shall be pre-sorted and organized according to Acquirer and CSI's instructions. It shall include all information which appears on the sales or credit draft. All references in the Agreement to "sales drafts", "credit drafts", "sales data" or "credit data" shall include, as applicable, transaction Records transmitted electronically or on magnetic tape, or in original format.

ARTICLE 2 - 2.02  ACCEPTANCE AND DISCOUNT

Subject to Merchant not being in default of this Agreement and Subject to Acquirer's chargeback rights, Acquirer agrees to accept valid transaction records from Merchant during the terms of this Agreement and to pay Merchant the total amount represented by the transaction records, less any applicable discounts, fees and other charges agreed to by the parties and all set-off rights Acquirer may have. Any payment by Acquirer to Merchant shall not be final but shall be subject to subsequent review and verification by Acquirer. Upon thirty (30) days written notice to Merchant, Acquirer and CSI retain the right to change the fees as set forth in this Agreement.

ARTICLE 2 - 2.03  ENDORSEMENT

Merchant shall endorse any Transaction Records it presents to Acquirer and CSI. If Merchant fails to do so, Merchant shall be deemed to have endorsed any Transaction and/or Records it presents to Acquirer and CSI in favor of Acquirer and CSI and Merchant hereby appoints Acquirer and CSI, acting either jointly or alone, as its attorney in fact to supply such endorsement on Merchant's behalf.

ARTICLE 2 - 2.04  CHARGEBACK

After acceptance by Acquirer and CSI, Merchant shall nevertheless repay Acquirer the amount represented by the transaction record, plus any applicable chargeback or related fee, if Acquirer has been charged back by another financial institution or if any one or more of the following circumstances exist:

         (a) The transaction record or any material or information on a sales or credit draft (such as, by way of example only, the account number, expiration date of the Card, Merchant description, transaction description or notation of prior authorization for the transaction amount or date is illegible, incomplete or otherwise not discernible, is not endorsed or is not delivered to Acquirer and CSI within the required time limits;

         (b) The Cardholder account number was declined or was not authorized on the transaction date and Merchant failed to reject the transaction;

         (c) The sales draft does not contain the imprint of a Card that was valid, effective, and unexpired on the transaction date;

         (d) The transaction was one for which prior credit authorization was required and prior credit authorization was not obtained or a valid authorization number is not correctly and legibly included on the transaction record;

         (e) The transaction record is a duplicate of all items previously paid;

         (f) The Cardholder disputes the execution of the transaction record, the sale, delivery, quality or performance of the goods or services purchased, or alleges that a credit adjustment was requested and refused or that a credit adjustment was issued by Merchant but not posted to Cardholder's account;

         (g) The price of the goods or service shown on the transaction record differs from the amount shown on the copy of the sales draft or the receipt delivered to the Cardholder at the time of the transaction;

         (h) Acquirer and CSI reasonably determines that Merchant has violated any terms, condition, covenant, warranty or other provision of this Agreement in connection with the Transaction Record or the transaction to which it relates;

         (i) Acquirer and CSI reasonably determines that the Transaction Record is fraudulent or that the related transaction is not a bona fide transaction in Merchant's ordinary course of business, or is subject to any claim or legality, cancellation, rescission, avoidance, or offset for any reason whatsoever, including without limitation, negligence, fraud or dishonesty on the part of Merchant or Merchant's agents or employees;

         (j) The transaction record arises from a mail or telephone order transaction which the Cardholder disputes entering into or authorizing or which involves an account number that never existed or that has expired and has not been renewed; or

         (k) Merchant fails to provide Acquirer and CSI with any sales draft or credit draft in accordance with this Agreement. Acquirer and CSI shall, within a reasonable time following notice of chargeback of a transaction to Merchant, return to Merchant any sales draft or other evidence of the transaction.

         (l) Multiple authorization attempts were made by Merchant for a single transaction.

         (m) In violation of Visa and MasterCard regulations, Merchant has divided a single transaction.

ARTICLE 2 - 2.05  CHARGEBACK AND DOCUMENTATION RETRIEVAL FEE

Merchant shall pay Acquirer a $10.00 fee for each chargeback, credit or debit, presentment. Merchant shall pay a $10.00 fee for each Documentation Retrieval Request. The amount of these fees are subject to change by Acquirer and CSI upon Acquirer and CSI giving Merchant thirty (30) days notice of any change.

ARTICLE 2 - 2.06  WITHHOLDING

If Acquirer and CSI reasonably believes that any of the circumstances listed in paragraph 2.04 exists or are likely to exist with respect to any Transactions or Record which Acquirer has accepted and forwarded to Cardholder's issuing bank for payment, Acquirer may withhold from payments due Merchant under this Agreement the Transaction Record amount less any discount until such time that:

         (a) Acquirer is itself charged back by the issuing bank for the transaction. In such event, Acquirer shall retain the funds and return the transaction record to Merchant pursuant to the chargeback procedure of paragraph 2.04; or
         (b) The period of time by which Cardholder must dispute the transaction record and the issuing bank exercise its chargeback rights against Acquirer has expired; or

         (c) Acquirer and CSI otherwise determine to its satisfaction that a chargeback on the Transaction Record will not occur. Upon termination of this Agreement, Acquirer may withhold payment to Merchant for such period of time reasonably determined by Acquirer and CSI as necessary to establish a reserve to cover any chargebacks, credit drafts and uncollected discounts or fees that may result from transactions previously processed and appearing after the termination date.

ARTICLE 2 - 2.07  DISPUTES WITH CARDHOLDER

All disputes between Merchant and any Cardholder relating to any Card transaction shall be settled between Merchant and such Cardholder. Merchant shall, in accordance with paragraph 3.06, indemnify Acquirer, CSI, Visa and MasterCard from any claim or suit brought by Cardholder relating to any transaction with Merchant.

ARTICLE 2 - 2.08  EXCESSIVE CHARGEBACKS & RETRIEVAL REQUESTS

Merchant agrees that if Acquirer and CSI are presented, during any monthly period, with:

         (a) Chargebacks relating to Merchant's transactions processed by Acquirer in excess of three percent (3%) of the average monthly dollar amount of such transactions, or;

         (b) Documentation retrieval requests in excess of four percent (4%) of the total number of transactions processed.

Such chargebacks or retrieval requests shall be conclusively deemed to be excessive under applicable Visa regulations. Acquirer and CSI may thereupon terminate this Agreement or take such other action as may be authorized herein or by applicable Visa or MasterCard regulations. The percentage figure in this paragraph shall not be deemed to be, nor shall be, a limitation of Acquirer's rights to establish a reserve pursuant to the terms of this Agreement. Merchant agrees that the amount or extent of any such reserve shall be based on Acquirer and CSI's reasonable estimation of the need for it, in light of circumstances known to them at the time.

ARTICLE 3 - TERMINATION, MODIFICATION, AND COMPLIANCE WITH LAW

ARTICLE 3 - 3.01  COMPLIANCE WITH LAW

Merchant shall comply with all laws, ordinances and regulations applicable to Merchant, Merchant business and any Card transaction, including without limitation, all state and federal consumer credit and consumer protection statutes and regulations. Neither Acquirer nor CSI shall have any obligation to notify or advise Merchant of the existence of such laws or changes in such laws.

ARTICLE 3 - 3.02  MODIFICATION

         (a) This Agreement is subject to such modifications, changes and/or additions as may be required, or determined by Acquirer and CSI to be required, by reason of any state or federal statute, judicial decision, Visa or MasterCard rule or regulations, or the regulation or authority of any federal agency having jurisdiction over Acquirer and CSI or Merchant. Such modifications, changes and additions may be made unilaterally by Acquirer and CSI, shall be in writing and shall be effective immediately upon dispatch by Acquirer and CSI.

         (b) This Agreement may only be modified as approved in writing by the Acquirer and the corporate office of CSI. No field agent of Acquirer or CSI is authorized to make any modification to this Agreement or to make any representation which is not set forth in this Agreement.

ARTICLE 3 - 3.03  REFUND OR REVOCATION OF CREDIT AND REPAYMENT BY MERCHANT

Acquirer may refuse to accept any sales draft or revoke its prior acceptance it entered in one or more of the following circumstances:

         (a) The transaction giving rise to the sales draft was not made in compliance with all terms and conditions of this agreement, as well as all applicable laws, rules or regulations;

         (b) The Cardholder disputes his or her liability to Acquirer or other Issuer for any reason including, but not limited to, those chargeback rights enumerated in Visa and MasterCard operating regulations in effect from time to time; or

         (c) The transaction giving rise to the sales draft was not a bona fide transaction directly between Merchant and Cardholder. Merchant shall not accept any transaction on behalf of any person or persons, or any business other than the Merchant of record.

         (d) No Merchant shall process any transaction accumulated prior to the issuance of a Merchant Number.

If such refusal or revocation occurs, Merchant shall, in addition to any penalties and fees, immediately repay Acquirer the full amount credited by Acquirer to Merchant's account on the basis of such sales draft.

ARTICLE 3 - 3.04  TERMINATION

This Agreement may be terminated without cause by either party upon prior written notice to the other party. Notice by Merchant must be given to CSI or Acquirer at the corporate address indicated in Section 4.13. Notice to a field agent or the CSI Sales department shall not constitute notice. Merchant shall remain responsible for all charges, including those incurred within the month of cancellation. Merchant shall remain responsible for all charges until notification from Merchant is received by Acquirer and CSI.

         (a) Acquirer and CSI may terminate this Agreement without prior notice, whether written or otherwise, in the event Merchant is or becomes bankrupt or is unable to pay its debts as they become due, or if Acquirer and CSI reasonably determines that Merchant has violated any term, condition, covenant, or warranty of this Agreement or if Acquirer and CSI determine, in its sole discretion, that Merchant has abused its privileges under this Agreement. MERCHANT EXPRESSLY ACKNOWLEDGES THAT IDENTIFICATION ON THE COMBINED TERMINATED MERCHANT FILE IS GROUNDS FOR IMMEDIATE TERMINATION OF SERVICE.

         (b) Upon the effective date of any termination, Merchant's rights hereunder to make Card transactions, to deposit transactions with Acquirer and CSI and to use sales draft forms, credit draft forms, promotional material and/or any other items provided or made available through Acquirer and CSI shall cease. However, Merchant's obligations in connection with any Transaction Record accepted by Acquirer and CSI before or after termination shall survive such termination including, without limitation, Merchant's chargeback obligations.

         (c) following the effective date of termination, Merchant shall maintain funds on deposit in an account available to Acquirer for a reasonable time. Based upon Cardholder and Issuer chargeback rights, an amount of funds reasonably adequate to cover all chargeback deposit charges, refunds and fees incurred by Acquired and CSI pursuant to this Agreement, Visa or MasterCard operating regulations of any processing facility shall be maintained in such account. Acquirer is hereby irrevocably authorized by Merchant to charge such account, or other accounts maintained by Merchant, for the amount of such matters. Merchant shall pay Acquirer for all such matters upon demand by Acquirer, together with all costs and expenses incurred by Acquirer and CSI, including reasonable attorney's fees.

ARTICLE 3 - 3.05  TERMINATION AND COMBINED TERMINATED MERCHANT FILE

MERCHANT EXPRESSLY ACKNOWLEDGES that a Combined Terminated Merchant File ("CTMF") is maintained by Visa and MasterCard containing the business name and names and identification of principals of Merchants which have been terminated for one or more of the reasons specified in Visa or MasterCard operating regulations. Examples would be, but are not limited to, fraud, counterfeit drafts, unauthorized transactions, excessive chargeback and retrieval requests, laundering or where a high security risk exists.

MERCHANT ACKNOWLEDGES THAT ACQUIRER AND CSI ARE REQUIRED TO REPORT THE BUSINESS NAME OF THE MERCHANT AND THE NAMES AND IDENTIFICATION OF ITS PRINCIPALS TO THE CTMF WHEN A MERCHANT IS TERMINATED FOR ONE OR MORE OF THE REASONS SPECIFIED IN VISA OR MASTERCARD OPERATING REGULATIONS. MERCHANT EXPRESSLY AGREES AND CONSENTS TO SUCH REPORTING BY ACQUIRER AND CSI.

ARTICLE 3 - 3.06  INDEMNIFICATION

Merchant and Guarantor shall, jointly and severally, indemnify, defraud, and hold harmless Acquirer and CSI, Visa and MasterCard against and in respect to any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable attorneys' fees, that Acquirer and CSI, Visa and MasterCard shall incur or suffer, that arise, result from, or result from, or relate to any breach of, or failure by Merchant to perform any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, supplemental agreement, appendix or other instrument furnished or to be furnished to Merchant under this Agreement.

ARTICLE 3 - 3.07  LIMITATION OF LIABILITY

Acquirer and CSI's liability to Merchant with respect to any Card transaction shall not exceed the amount represented by the transaction record in connection with that transaction, less any applicable discount or fees. Acquirer and CSI shall in no event be liable for any incidental or consequential damages whatsoever.

ARTICLE 3 - 3.08  ENTIRE AGREEMENT; WAIVER

This Agreement, together with supplemental agreements, appendixes and schedules constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations and understandings of the parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

ARTICLE 3 - 3.09  RESERVE ACCOUNT

In addition to the security interest and chargeback rights granted to Acquirer by Merchant, Merchant hereby authorizes Acquirer to establish a Reserve Account, with or without prior notice to Merchant, at any time prior to, of or other termination of this Agreement, to ensure Acquirer's recovery of any liabilities owed it or reasonably anticipated to be owned if by Merchant pursuant to this Agreement.

         (a) Such liabilities include, but are not limited to those arising out of actual and/or potential post-termination chargebacks, as well as all other post-termination fees, charges and expenses due or anticipated to be due Acquirer from Merchant.

         (b) Merchant agrees that if Acquirer does establish the Reserve Account, it shall be in any amount Acquirer deems reasonable under the circumstances. The Reserve Account may be funded and/or replenished by Acquirer's withholding or withdrawing from, or freezing all or any part of, the Commercial Account and/or accounts maintained by Merchant with Acquirer. Unless Acquirer agrees otherwise in writing with Merchant, the Reserve Account shall not bear interest.

         (c) Acquirer may enforce its security interest in the Reserve Account without notice or demand. Acquirer's right to sums owed it by Merchant pursuant to this Agreement shall in no way be limited by the balance or existence of the Reserve Account. Acquirer's rights with respect to the Reserve Account, as well as the security interests granted Acquirer under this Agreement, shall survive the termination of this Agreement.

ARTICLE 3 - 3.10  LAW

This Agreement shall be construed in accordance with, and governed by, California law as applied to contracts that are executed and performed entirely in California. The parties stipulate that the exclusive venue for any action, between them shall be within the county of Los Angeles in the State of California.

ARTICLE 3 - 3.12  ASSIGNABILITY

Merchant may not assign this Agreement, or any rights hereunder, directly or by operation of Law, without the prior written consent of Acquirer and CSI. For purpose of this Agreement, assignment shall include, but not be limited to, transfer of control of Merchant and any ownership change which results in a new majority owner.

ARTICLE 3 - 3.13  ATTORNEY'S FEES AND COSTS

Merchant shall be liable for and shall indemnify and reimburse Acquirer and CSI for any and all attorneys' fees and other costs and expenses paid or incurred by Acquirer and CSI in the enforcement of this Agreement, or in collecting any amounts due from Merchant to Acquirer and CSI hereunder or resulting from any breach of any of the terms or conditions of this Agreement.

ARTICLE 3 - 3.14  GUARANTORS

As a primary inducement to Acquirer and CSI to enter into this Agreement with Merchant, the undersigned Guarantor(s), by signing this Agreement, jointly and severally, unconditionally and irrevocably, guarantee the continuing full and faithful performance and payment by Merchant of each of its duties and obligations to Acquirer and CSI pursuant to this Agreement, as it now exists or as it may be amended from time to time, whether before or after termination or expiration and whether or not Guarantor has received notice of any amendment. If Merchant breaches this Agreement, Acquirer and CSI may proceed directly against Guarantor or any other person or entity responsible for the performance of this Agreement, without first exhausting its remedies against any other person or entity responsible therefore to it, or any security held by Acquirer.

ARTICLE 3 - 3.15  FORCE MAJEURE

Acquirer and CSI shall have no liability to Merchant for delay or failure to perform any part of this Agreement on account of an act of God or the public enemy, fire, explosion, flood, earthquake, riot, war, sabotage, accident, embargo or any circumstances of like or different character beyond Acquirer and CSI's reasonable control or by interruption or delay in transportation, inadequacy or shortage or failure of supply of materials, utilities or equipment breakdown, labor trouble, or compliance with any order, direction, action, or request of any governmental officer, department or agency.

ARTICLE 3 - 3.16  CUMULATIVE REMEDIES

All remedies of Acquirer and CSI hereunder are cumulative and may be exercised concurrently or separately. The exercise of any one remedy shall not be deemed to be on election of such remedy and shall not preclude the exercise of any other remedy. No failure on the part of Acquirer and CSI to exercise and no delay in exercising, any right to remedy hereunder shall operate as a waiver of such right or remedy.

ARTICLE 3 - 3.17  BREACH OF OTHER AGREEMENTS

This Agreement is the principal agreement between Merchant and Acquirer and CSI. In order to further effectuate the subject matter of this Agreement, the parties acknowledge that a number of additional agreements may be entered into between them. Merchant hereby agrees that Merchant's breach of any of those additional agreements shall also constitute a breach of this Agreement.

ARTICLE 3 - 3.18  FIDUCIARY RELATIONSHIP

As provided in California Financial Code Section 952 as it now exists and as it may be amended from time to time, whenever Merchant has a deposit held arising from or subject to this Agreement with any bank which, pursuant to this Agreement, Merchant is not entitled to, Merchant's entitlement to such deposit shall be as a fiduciary of Acquirer and CSI until any claim by Acquirer and CSI has been resolved. Merchant agrees that its failure to repay, within 20 calendar days of notification, to Acquirer and CSI funds Merchant is not entitled to shall result in a presumption that Merchant intends to misappropriate such funds.

ARTICLE 3 - 3.19  SECURITY INTEREST & MERCHANT PERFORMANCE REQUIREMENT

To secure Merchant's performance under this Agreement, including without limitation Merchant's obligations arising out of Chargebacks, Merchant hereby grants, pursuant to the California Uniform Commercial Code, Acquirer and CSI a security interest on Merchant's electronic terminal, printer, imprinter and imprinter plate. Further Merchant grants to Acquirer a Security Interest in sales drafts, credit cards, and in all deposits, regardless of source, made to Merchant's account established or designated and maintained pursuant to this Agreement, as well as in the proceeds of those deposits, and in all other accounts maintained by Merchant. Acquirer may enforce this security interest as applicable by:

         (a) Making an immediate debt (charge) to any account, without notice or demand of any kind; and/or interrupting the electronic transmission of funds to any account through the Automated Clearing House (ACH) system; and/or

         (b) Freezing the entire account, without notice or demand of any kind, upon Acquirer and CSI's reasonable determination that Merchant has breached any term of this Agreement; and /or

         (c) Taking possession of any or all of Merchant's sales drafts, verification and confirmation of transactions; and/or (d) Taking possession of any and/or all of Merchant's electronic terminals, printers, imprinters and imprinter plates.

Merchant shall provide any statement or notice that Acquirer and CSI determines to be necessary to preserve and protect Acquirer's security interest. Merchant's granting of this security interest in no way limits Merchant's liabilities to Acquirer and CSI under this Agreement.

ARTICLE 3 - 3.20  SEVERABILITY

If any provision of this agreement is held invalid or unenforceable by any court of final jurisdiction, it is the intent of the parties that all other provisions of this Agreement be construed to remain fully valid, enforceable and binding on the parties.

ARTICLE 3 - 3.21  MERCHANT NAME AND BUSINESS TYPE

Changes, by way of example only, business name change, business telephone and/or address change, or any banking information shall be submitted, in writing to Acquirer and CSI by Merchant under the terms provided in this agreement. Merchant represents that it is engaged in the business as denoted at the end of this Agreement. Merchant shall not process Credit Card transactions for any other type of business.

                           ARTICLE IV - MISCELLANEOUS

ARTICLE 4 - 4.01  IMPRINTERS AND TERMINALS

Merchant shall have imprinter(s) and terminals used to process Card transactions, and shall maintain them in good working order and shall notify Acquirer and CSI prior to any change of the imprinted or programmed information. All imprinters, terminals or other equipment provided to Merchant by CSI shall remain the property of CSI until fully paid for. Merchant hereby grants to CSI a security interest in such equipment for so long as any amount remains to be paid.

ARTICLE 4 - 4.02  FORMS

Merchant shall use only such forms or modes of transmission for sales data as are provided or approved in advance by Acquirer and CSI. Merchant shall not use forms or equipment available through CSI except in connection with Card transactions hereunder. CSI will make sales drafts and forms available by fee and on order of Merchant.

ARTICLE 4 - 4.03  RECORDS

Merchant shall preserve a copy of the actual paper sales drafts and credit drafts for at least one year after the date Merchant presents the transaction date to Acquirer and CSI. Merchant shall retain original transaction data or make microfilm copies of both sides of such actual paper Transaction Records, and store for a minimum of three (3) years. Within three (3) days of receipt of Acquirer and CSI's request, Merchant shall provide to Acquirer and CSI, at Merchant's cost, either the actual paper Transaction Record, if requested by Acquirer and CSI, or a legible microfilm thereof comparable in size to the actual paper transaction records. In addition, Merchant shall, within three (3) calendar days of Acquirer and CSI's request, provide any other documentary evidence available to Merchant and reasonably requested by Acquirer and CSI to meet its obligations under law, including but not limited to its obligations under the Fair Credit Reporting Act, or its obligations to otherwise respond to questions concerning Cardholder accounts.

ARTICLE 4 - 4.04 CHANGE IN TRANSMISSION METHOD

Merchant shall give Acquirer and CSI at least thirty days' prior written notice of its desire to alter in any material respect its medium of transmission of sales data and credit data to Acquirer and CSI. Any change shall be subject to Acquirer's and CSI's prior approval. Following termination, for so long as Merchant is required to retain the same, Merchant shall, promptly upon request, provide Acquirer and CSI with all original and microfilm copies of records required to be retained at the time of termination.

ARTICLE 4 - 4.05  SUPPLEMENTARY DOCUMENTS

References to "this Agreement" include any supplementary agreements, addendum, appendices and amendments and any other agreements, schedules, appendices and amendments promulgated by Acquirer and CSI and furnished to Merchant from time to time.

ARTICLE 4 - 4.06  DISCOUNT PERCENTAGE

Merchant shall pay Acquirer discount percentages, batch header fees and transaction fees for processing the credit card drafts. The discount percentages shall include consideration for Qualifying, Mid-Qualifying and Non-Qualifying transactions. Merchant hereby authorizes Acquirer to debit any of the Merchant's Accounts for payment of any and all fees and the discount percentage which shall be paid at the rate established as set forth at the end of this Agreement. Said discount percentage may be revised from time to time upon thirty (30) days written notice to Merchant.

ARTICLE 4 - 4.07  MONTHLY MINIMUM

Merchant shall pay a minimum monthly charge of $25.00 or such other sum as may be determined by Acquirer and CSI from time to time upon thirty (30) days notice to Merchant.

ARTICLE 4 - 4.08  CUSTOMER SERVICE FEE

Merchant shall pay to Acquirer and CSI a customer service fee of $10.00 per month, or such other sum as may be determined by Acquirer and CSI from time to time upon thirty (30) days notice to Merchant.

ARTICLE 4 - 4.09  REJECT FEE

Merchant acknowledges that failure by Merchant to maintain sufficient funds in its checking account to execute its obligations under this Agreement will result in the imposition of a Reject Fee in the amount of $15.00 per item or $25.00 per daily batch as applicable. This fee is subject to change as may be determined by Acquirer and CSI from time to time upon thirty (30) days notice to Merchant.

ARTICLE 4 - 4.10  DOCUMENTATION FEE

If Acquirer and CSI is required to provide documentation, by way of example only, statement copies, etc., Merchant shall pay to CSI a fee of $2.00 per page provided to Merchant. This fee is subject to change as may be determined by Acquirer and CSI from time to time upon thirty (30) days notice to Merchant.

ARTICLE 4 - 4.11  AMENDMENT

Acquirer and CSI may amend this Agreement at any time by mailing written notice to Merchant of any amendment at least thirty (30) days prior to the effective date of the amendment. The amendment shall become effective on the date specified by Acquirer and CSI unless Acquirer and CSI receives Merchant's notice of termination of this Agreement before such effective date.

ARTICLE 4 - 4.12  MERCHANT ACCOUNT

In order to facilitate the transfer of payments between the parties hereto, Merchant may maintain a commercial deposit account with Acquirer. Said account shall be subject to such terms and conditions (including, without limitation, the imposition of service charges and fees) as may be agreed to by Acquirer and Merchant. In the absence of any express written agreement, the standard terms and conditions applicable to commercial deposit accounts offered by Acquirer shall apply. As amounts become payable to Acquirer and/or CSI or to Merchant under this Agreement, Acquirer may, unless otherwise agreed in writing, make payments to or receive payments from Merchant by crediting or debiting such account without prior notice. If such a commercial deposit account is not maintained by Merchant, payment between the parties shall be made in a manner satisfactory to Acquirer and CSI.

ARTICLE 4 - 4.13  NO NOTES

All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if delivered personally. If Merchant transmits the said information by U.S. Mail, postage pre-paid, notice shall be deemed served upon confirmed receipt by Acquirer and CSI. If service by facsimile transmission is used, Merchant shall mail the original of the communication to the receiving party on the date of transmission, by first class mail, postage pre-paid and it shall be deemed served on the day of confirmed receipt by Acquirer and CSI.

If Acquirer and/or CSI present service by facsimile transmission, service is deemed to have been duly give on the day of transmission. If facsimile transmission is not used, notice shall be given by, first class mail, postage pre-paid and it shall be deemed served on the day of mailing. All communications must be addressed as follows:

Cardservice International, Incorporated
Attention: Customer Service
P.O. Box 2310
Agoura Hills, CA  91376-2310
Facsimile (818) 880-9898

Communications to Merchant shall be addressed to the address appearing below Merchant's signature. Any party may change its address for purposes of this paragraph by giving the other parties written notice of the new address in the manner set forth above.

ARTICLE 4 - 4.14  EFFECT OF HEADINGS

The subject headings of the paragraphs and subparagraphs of this Agreement are included for convenience only and shall not affect the construction or interpretation of any of its provisions.

ARTICLE 4 - 4.15  POINT-OF-SALE TERMINAL SERVICES

The Point-of-Sale Terminal (POS) can be utilized to obtain various services, some of which originated with Acquirer and CSI, and others which are provided by a third party. These services include authorization and electronic draft capture for major credit cards, and other data needed to process information electronically. Merchant agrees that when the services do not originate with Acquirer or CSI, Merchant will abide by the regulations of the third party, provided that said regulations do not contradict or infringe upon Visa, MasterCard, Acquirer, and CSI regulations. Merchant agrees to release Acquirer and CSI from all liability for any damage to Merchant arising for services which do not originate from Acquirer and/or CSI.

ARTICLE 4 - 4.16  ADHERENCE

Merchant agrees to be responsible and liable for adhering to all provisions of this Agreement without exception and in full. Failure to abide by the provisions herein constitute grounds for possible interruption or termination of service.

ARTICLE 4 - 4.16  CHANGE OF BANKING INFORMATION

Merchant shall notify CSI of any change in business checking account, change of bank, or any other banking information. Merchant shall pay CSI a fee in the amount of $25.00, for each checking account charge.

BANKCARD RATE ________________%             TRANSACTION FEE __________________

MONTHLY VOLUME $________________            AVERAGE TICKET  $_________________

MERCHANT

____________________________________ Type of Business (Be Specific) ___________
Merchant Name

By:_______________________________ _____________________  Date _____/_____/____
     Signature                     Title

____________________________________________________________ (___)____________
(Business Address) Street        City          State    Zip   Telephone

ARTICLE 4 - 4.18  GUARANTOR

If Merchant is a corporation, then a principal of said corporation must sign as a guarantor.

Name ____________________ Signature _____________________ Date _____/_____/____

____________________________________________________________ (___)____________
(Residence)        Street        City          State    Zip   Telephone



I certify that on _____/_____/_____ I performed an on-site Merchant location inspection. Furthermore, I certify that the business activity of the location inspected is congruent with the business typed indicated above. I am reasonably satisfied that the person(s) executing this Agreement on behalf of Merchant are in fact authorized to do so.

Cardservice Sales
Representative _______________________  _____________________  Date ___/___/___
                Print Name               Signature


CARDSERVICE INTERNATIONAL, INC.
26775 Malibu Hills Road
Agoura Hills, CA  91301
TEL: (818) 878-8000
     & (800) 456-5989
FAX: (818) 880-9898       Agreement Accepted at
                          Agoura Hills, CA by:___________________ Date __/__/__

and

ACQUIRER

Tacoma County Bank
237 South Main
Box 890
Red Bluff, CA  96080      Agreement Approved by:_________________ Date __/__/__